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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 1996, with respect to the consolidated financial statements of MEM Company, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-23847) and related Prospectus of Renaissance Cosmetics, Inc. for the registration of $200,000,000 of its 11 3/4% Senior Notes Due 2004.


/s/  Ernst & Young LLP

Ernst & Young LLP

Hackensack, New Jersey
April 28, 1997